                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         LEHMAN BROTHERS HOLDINGS INC.

             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware

         (State or Other jurisdiction of Incorporation or Organization)


                                   13-3216325

                      (I.R.S. Employer Identification No.)


    3 World Financial Center
       New York, New York                            10285
(Address of Principal Executive Offices)          (Zip Code)


                  Lehman Brothers Inc. Employee Ownership Plan
        Lehman Brothers Holdings Inc. 1994 Employee Stock Purchase Plan
          Lehman Brothers Holdings Inc. 1994 Management Ownership Plan
         Lehman Brothers Holdings Inc. 1994 Management Replacement Plan
            Lehman Brothers Holdings Inc. Tax Deferred Savings Plan

                           (Full Title of the Plans)

                             Thomas A. Russo, Esq.
                              Chief Legal Officer
                         Lehman Brothers Holdings Inc.
                            3 World Fiancial Center
                            New York, New York 10285

                     (Name and Address of Agent For Service

                                 (212) 526-7000

         (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:

                             Maxine L. Gerson, Esq.
                         Lehman Brothers Holdings Inc.
                             Two World Trade Center
                           New York, New York  10048

                        CALCULATION OF REGISTRATION FEE


                                                                         Proposed
                                                     Proposed             Maximum
                                                     Maximum             Aggregate           Amount of
      Title of Securities to    Amount to be      Offering Price      Offering Price       Registration
           be Registered         Registered       Per Share (a)             (a)              Fee  (a)
---------------------------------------------------------------------------------------------------------
      Common Stock, $.10 par
      value per share (b)         3,366,677        $17.9375            $ 60,389,769         $ 20,825
      Common Stock, $.10 par
      value per share (c)         6,000,000        $17.9375            $107,625,000         $ 37,113
      Common Stock, $.10 par
      value per share (d)        16,650,000        $17.9375            $298,659,375         $102,987
      Common Stock, $.10 par
      value per share (e)         3,200,000        $17.9375            $ 57,400,000         $ 19,794
      Common Stock, $.10 par
      value per share (f)         2,500,000        $17.9375            $ 44,843,750         $ 15,464
---------------------------------------------------------------------------------------------------------


      (a) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average high and low prices per share of Common Stock on the New York Stock Exchange on May 31, 1994.
      (b) Represents Common Stock issued under the Lehman Brothers Inc. Employee Ownership Plan.
      (c)     Represents Common Stock issuable under the Lehman Brothers
              Holdings Inc. 1994 Employee Stock Purchase Plan.
      (d)     Represents Common Stock issuable under the Lehman Brothers
              Holdings Inc. 1994 Management Ownership Plan.
      (e) Represents Common Stock issuable under the Lehman Brothers Holdings Inc. 1994 Management Replacement Plan.
      (f) Represents Common Stock issuable under the Lehman Brothers Holdings Inc. Tax Deferred Savings Plan.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Lehman Brothers Holdings Inc. Tax Deferred Savings Plan described herein.

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement.

         If any of the securities being registered in this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box.    x  .
                                                   ---

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents, previously filed by Lehman Brothers Holdings Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act")or Rule 424 under the Securities Act of 1933, as amended (the Act"), are hereby incorporated by reference in this Registration Statement:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;
         (b) the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994;
         (c) the Registrant's Current Reports on Form 8-K dated February 24, 1994, April 14, 1994 and April 26, 1994;
         (d) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 29, 1994;
         (e) the Registrant's Prospectus dated April 29, 1994, filed pursuant to Rule 424 under the Act; and
         (f) the Registrant's Tax Deferred Savings Plan (the "TDSP") Annual Report on Form 11-K for the plan year ended December 30, 1992.

         All documents filed by the Registrant or by the TDSP pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Karen M. Muller, Esq., Deputy General Counsel of Lehman Brothers Inc. and counsel to the Registrant, has rendered an opinion to the effect that, under applicable state law, the shares of Common Stock issued pursuant to the Lehman Brothers Inc. Employee Ownership Plan are validly issued, fully paid and nonassessable and the other shares of Common Stock to which this Registration Statement relates will be, when issued, validly issued, fully paid and nonassessable.

         The consolidated financial statements and financial statement schedules of the Registrant at December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 incorporated by reference in this Registration Statement have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

         The statements of net assets available for plan benefits of the TDSP as of December 30, 1992 and 1991, the related statements of changes in net assets available for plan benefits for the years ended December 30, 1992 and for the period from January 1, 1991 to December 30, 1991, and the accompanying supplemental schedules incorporated by reference in this Registration Statement have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incoporated herein by reference. Such consolidated financial statements and schedules are, and audited financial statements included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of incorporation of the Registrant authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by Delaware General Corporation Law from time to time. In addition, the directors of the Registrant are insured under officers' and directors' liability insurance policies purchased by the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         3,366,677 of the shares of Common Stock registered under this Registration Statement are securities which were issued to the Selling Stockholders pursuant to the Lehman Brothers Inc. Employee Ownership Plan in an exchange for phantom shares under Section 3(a)(9) of the Act. Such phantom shares were offered and issued in a private placement transaction in reliance upon the exemption provided by Section 4(2) of the Act and Rule 506 thereunder. The private placement offering, which was restricted to a limited number of specified employees of the Registrant and certain of its subsidiaries, was made pursuant to a Private Placement Memorandum satisfying the requirements of Rule 502(b)(2) under the Act, and was not made by any form of general solicitation or general advertising. The private placement offering resulted in no more than 35 purchasers, as calculated pursuant to Rule 501(e) under the Act. The Common Stock received in exchange for the phantom shares is subject to certain restrictions on transferability and in certain instances such stock also is subject to vesting requirements.

ITEM 8.  EXHIBITS

    The Exhibit Index beginning of page E-1 is hereby incorporated by reference.

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                          (i) To include any prospectus required by Section 10(a(3) of the Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is , therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of June, 1994.


                                                   LEHMAN BROTHERS HOLDINGS INC.
                                                           (Registrant)

                                                   By:  Michael R. Milversted
                                                        -----------------------
                                                          Michael R. Milversted
                                                          Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                            Title                            Date
----------                                            -----                            ----
                                                  Chairman of the Board,
        *                                        Chief Executive Officer
------------------                                      and Director                 June 1, 1994
Richard S. Fuld, Jr                           (principal executive officer)


         *                                       Chief Financial Officer
 ------------------                           (principal executive officer)          June 1, 1994
 Robert Matza

          *                                             Controller
------------------                             (principal accounting officer)        June 1, 1994
Stephen J. Bier

         *                                               Director                    June 1, 1994
------------------
Roger S. Berlind

        *                                                Director                    June 1, 1994
------------------
John J. Byrne

        *                                                Director                    June 1, 1994
------------------
Katsumi Funaki

*By /s/  Michael R. Milversted
    --------------------------
       Michael R. Milversted
        (Attorney-in-Fact)

        *                                               Director                   June 1, 1994
------------------
John D. Macomber

       *                                                Director                   June 1, 1994
------------------
Dina Merrill

        *                                               Director                   June 1, 1994
------------------
T. Chrisopher Pettit

         *                                              Director                   June 1, 1994
------------------
Masataka Shimasaki

         *                                              Director                   June 1, 1994
------------------
Malcolm Wilson

*By  /s/ Michael R. Milversted
     -------------------------
        Michael R. Milversted
         (Attorney-In-Fact)

         Pursuant to the requirement of the Securities Act of 1933, the trustees of teh Lehman Brothers Inc. Tax Deferred Savings Plan have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 1st day of June, 1994.

                                                   LEHMAN BROTHERS HOLDINGS INC.
                                                     TAX DEFERRED SAVINGS PLAN

                                                   By:  Michael R. Milversted
                                                        ----------------------
                                                        Michael R. Milversted
                                                          (Attorney-In-Fact)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been duly signed by the following persons in the capacities and on the dates indicated.

               Signatures                                 Title                          Date
               ----------                                 -----                          ----

         *                                                Trustee                     June 1, 1994
------------------
Stephen J. Balog

*By  /s/  Michael R. Milversted
     --------------------------
        Michael R. Milversted
          (Attorney-In-Fact)

         *                                                Trustee                     June 1, 1994
------------------
Eliot M. Fried

         *                                                Trustee                     June 1, 1994
------------------
Allan S. Kaplan

         *                                                Trustee                     June 1, 1994
------------------
Michael R. Milversted

         *                                                Trustee                     June 1, 1994
------------------
MaryAnne Rasmussen

*By  /s/ Michael R. Milversted
     -------------------------
        Michael R. Milversted
         (Attorney-In-Fact)




                                 EXHIBIT INDEX

                                                                                           Filed Herewith (--) or
                     Exhibit                                                               Incorporated by
                     Number          Description                                           Reference to
                     ------          -----------                                           ------------

                     4.1             Form of Restated Certificate of Incorporation of      Exhibit 3.1 to Amendment No. 1 to
                                     the Registrant                                        the Registrant's Registration
                                                                                           Statement No. 33-52977

                     4.2             Restated By-Laws of the Registrant                    Exhibit 3.5 to Amendment No.1 to
                                                                                           the Registrant's Registration
                                                                                           Statement No. 33-52977

                     4.3             Lehman Brothers Inc. Employee Ownership Plan          Exhibit 10.23 to Amendment No.1 to
                                                                                           the Registrant's Registration
                                                                                           Statement No. 33-52977

                     4.4             Amendment to the Lehman Brothers Inc. Employee        Exhibit 10.23 to Amendment No.1 to
                                     Ownership Plan                                        the Registrant's Registration
                                                                                           Statement No. 33-52977

                                                                                           Filed Herewith (--) or
                     Exhibit                                                               Incorporated by
                     Number          Description                                           Reference to
                     ------          -----------                                           ------------

                     4.5             Lehman Brothers Holdings Inc. Employee Stock          Exhibit 10.28 to Amendment No.1 to
                                     Purchase Plan                                         the Registrant's Registration
                                                                                           Statement No. 33-52977

                     4.6             Lehman Brothers Holdings Inc. 1994 Management         Exhibit 10.24 to Amendment No.1 to
                                     Ownership Plan                                        the Registrant's Registration
                                                                                           Statement No. 33-52977

                     4.7             Lehman Brothers Holdings Inc. 1994 Management         Exhibit 10.25 to Amendment No.1 to
                                     Replacement Plan                                      the Registrant's Registration
                                                                                           Statement No. 33-52977

                     4.8             Lehman Brothers Holdings Inc. Tax Deferred Savings                    --
                                     Plan

                     4.9             Amendment to the Lehman Brothers Holdings Inc. Tax                    --
                                     Deferred Savings Plan

                     5               Opinion of Karen M. Muller, Counsel to the                            --
                                     Registrant

                     23.1            Consent of Ernst & Young, Independent Auditors of                     --
                                     the Registrant

                     23.2            Consent of Ernst & Young, Independent Auditors of                     --
                                     the Registrant's Tax Deferred Savings Plan

                     23.3            Consent of Karen M. Muller (included in Exhibit 5)                    --

                     24              Powers of Attorney                                                    --